UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2020 (June 9, 2020)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Pike	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2020, Genesco Inc., a Tennessee corporation (the “Company”), entered into a Second Amendment to Fourth Amended and Restated Credit Agreement (the “Second Amendment”) by and among the Company, certain subsidiaries of the Company party thereto (collectively with the Company, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A., as agent, amending the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2018 (the “Credit Agreement”), by and among the Borrowers, the Lenders party thereto and Bank of America, N.A., as Agent. The Second Amendment modifies the Credit Agreement to, among other things, increase the maximum amount of borrowings under the domestic revolving credit facility (the “Revolving Credit Facility”) from $275 million to $332.5 million and add a new first in-last out term loan in an amount equal to $17.5 million (the “FILO Term Loan”; together with the Revolving Credit Facility, the “Increased Credit Facility”) (but subject to the borrowing bases described below).

The borrowing base for the Revolving Credit Facility (the “Domestic Borrowing Base”) has been expanded to include certain real estate provided that it meets customary eligibility requirements multiplied by a real estate advance rate, which is initially 50% of the appraised value of the real estate.  Such real estate may not constitute more than 15% of the Domestic Borrowing Base.

The FILO Term Loan is subject to a borrowing base (the “FILO Borrowing Base”) that is equal to the sum of specified lower percentages of the Borrowers’ eligible inventory, eligible wholesale receivables and eligible credit card and debit card receivables.  The FILO Borrowing Base also includes eligible trade names.  The percentages and eligibility requirements for the FILO Borrowing Base are specified in the Credit Agreement. If the outstanding FILO Term Loan exceeds the FILO Borrowing Base, the amount of such excess reduces availability under the Domestic Borrowing Base.

In connection with the Increased Credit Facility, the collateral securing the payment and performance of the obligations under the Credit Agreement has been expanded to include a perfected first priority lien on, and security interest in domestic intellectual property, including the eligible trade names, and such assets will remain as collateral for the Increased Credit Facility until the FILO Term Loan is paid in full. Additionally, any eligible real estate added to the Domestic Borrowing Base will be pledged as collateral for the Increased Credit Facility, and the Company has the ability to release real estate from the pledged collateral subject to specified conditions.

The Second Amendment adds customary real estate covenants to the Credit Agreement.  The Company is not required to comply with any financial covenants unless Excess Availability is less than the greater of $22.5 million or 10% of the loan cap. If and during such time as Excess Availability is less than the greater of $22.5 million or 10% of the loan cap, the Credit Agreement requires the Company to meet a minimum fixed charge coverage ratio of (a) an amount equal to consolidated EBITDA less capital expenditures and taxes paid in cash, in each case for such period, to (b) fixed charges for such period, of not less than 1.0:1.0.  The term “Excess Availability” means, as of any given date, the excess (if any) of the loan cap over the outstanding credit extensions under the Credit Agreement.  The Second Amendment also restricts the ability of the Borrowers to draw upon amounts available under the Credit Agreement if the Borrowers have cash in certain controlled accounts and concentration accounts that exceed specified thresholds.  The thresholds for such restrictions are $50 million for domestic borrowings, CD $5 million for Canadian borrowings and £5 million for UK borrowings.

The Second Amendment adds a floor of 1.00% to LIBOR, the banker’s acceptance rate, the Canadian prime rate and the U.S. index rate.  The FILO Term Loan bears interest at varying rates that may, at the Company’s option, be based on LIBOR or Base Rate plus the Applicable Margins (as such terms are defined in the Credit Agreement).  The Second Amendment increased the Applicable Margin on the Revolving Credit Facility by 1.00%.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 9, 2020, Genesco Inc. issued a press release announcing results of operations for the fiscal first quarter ended May 2, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 9, 2020, the Company also posted on its website, www.genesco.com, a slide presentation with summary results.  A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the press release furnished herewith contains non-GAAP financial measures, including adjusted selling and administrative expense, operating income, pretax earnings, earnings from continuing operations and earnings per share from continuing operations, as discussed in the text of the release and as detailed on the reconciliation schedule attached to the press release. For consistency and ease of comparison with the adjusted results for the prior period announced last year, the Company believes that disclosure of the non-GAAP measures will be useful to investors.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Second Amendment to Fourth Amended and Restated Credit Agreement, dated June 5, 2020

99.1	Press Release issued by Genesco Inc. dated June 9, 2020

99.2	Genesco Inc. First Fiscal Quarter Ended May 2, 2020 Summary Results

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: June 9, 2020	By:	/s/ Melvin G. Tucker
	Name:	Melvin G. Tucker
	Title:	Senior Vice President and Chief Financial Officer